Exhibit 3.1

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

Lotus Pacific, Inc. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Lotus Pacifics, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “First” so that, as amended, said Article shall be and read as follows:

The name of this corporation shall be Opta Corporation.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Board of Directors has caused this certificate to be signed by Vincent Yan, an Authorized Officer, this 15th day of September, 2004

By:	/s/ Vincent Yan
Authorized Officer

Title:	President & Secretary

Name:	Vincent Yan
Print or Type

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

LOTUS PACIFIC, INC.

LOTUS PACIFIC, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:  That the Board of Directors of said corporation at a meeting duly convened and held, adopted the following resolution:

RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Company that Article Fourth of the Certificate of Incorporation be amended to read as follows:

FOURTH:  The total number of shares of stock which this corporation is authorized to issue is:

One Hundred Million (100,000,000) shares with a par value of One Tenth of One Mil ($0.001) per share, are Common Stock and Ten Million (10,000,000) shares with a par value of One Tenth of One Mil ($0.001) per share, are Preferred Stock and Four Thousand Three Hundred (4,300) shares with a par value of One Tenth of One Cent per share, are Class A Preferred Stock.

SECOND:  That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD:  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Jermey Wang this 25th day of May A.D. 1999.

/s/ Jermey Wang
Jermey Wang

QUATECH, INC.

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Quatech, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST:  That by unanimous written consent of the Board of Directors of Quatech, Inc., a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and proposing approval of the stockholders of said corporation for consideration thereof.  The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “First” so that, as amended said Article shall read as follows:

FIRST:  The name of this Corporation shall be Lotus Pacific, Inc.

SECOND:  That thereafter, pursuant to resolution of its Board of Directors, a written approval by majority consent of the stockholders of said corporation was duly received in accordance with the General Corporation law of the State of Delaware the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD:  That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, and the necessary number of shares as required by statute were voted in favor of the amendment.

IN WITNESS WHEREOF, said Quatech, Inc., has caused this certificate to be signed by Stuart Kolton, its President, and Allan B. Freedman, its Secretary, this 23rd, day of September, 1994.

By:	/s/ Stuart Kolton
Stuart Kolton, President

By:	/s/ Allan B. Freedman
Allan B. Freedman, Secretary

QUATECH, INC.

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Quatech, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST:  That by unanimous written consent of the Board of Directors of Quatech, Inc., resolutions were duly adopted setting forth proposed amendments to the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and proposing approval of the stockholders of said corporation for consideration thereof.  The resolution setting forth the proposed amendments is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “Fourth”  so that, as amended said Article shall read as follows:

FOURTH:  The total number of shares of stock which this corporation is authorized to issue is:

(a)                                  Common.  50,000,000 shares of Common Stock having a par value of $.001 per share;

(b)                                 Preferred.  100,000 share of Preferred Stock having a par value of $.001 per share and to be issued in such series and to have such rights, preferences, and designations as determined by the Board of Directors of the Corporation; and

(c)                                  Series A Preferred.  4,300 shares of Series A Preferred Stock having a par value of $.001 per share and having the following rights and preference:

(1)                                  Voting Rights.  The holders of record of said shares of Series A Preferred Stock shall be entitled to one vote per share, the same as all outstanding shares of Common Stock.

(2)                                  Liquidation Rights.  In case of the dissolution, liquidation or winding-up of the company, whether voluntary or involuntary, or in any instance, the holders of record of shares of the Series A Preferred Stock then outstanding shall be entitled to participate in the distributions, either in cash or in kind, of the assets of the Company on a priority basis, prior to distributions to common shareholders or holders of any other class of stock, but only to the extent of outstanding shares of Series A Preferred Stock multiplied by a stated value of $10.00 per share.

(3)                                  Dividends.  The holders of record of shares of the Series A Preferred Stock outstanding shall be entitled to share in dividends on the same per share basis as all outstanding shares of Common Stock.

(4)                                  Optional Redemption.  The Series A Preferred Stock shall be redeemable by the Company, at its sole option, in whole or in part, at any time at $10.00 per share.

(5)                                  Other Matters. The Series A Preferred Stock is non-assessable.  The holders of the shares of Series A Preferred Stock shall have no other rights other than as established by applicable corporation law, including no pre-emptive, conversion or other rights.

RESOLVED, that the Certificate of Incorporation of this Corporation be amended by adding the following Article:

SEVENTH.  No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director.  Notwithstanding the foregoing, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct of a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which director derived an improper personal benefit.  No amendments to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

SECOND:  That thereafter, pursuant to resolution of its Board of Directors, a written approval by majority consent of the stockholders of said corporation was duly received in accordance with the General Corporation law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

THIRD:  That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, and the necessary number of shares as required by statute were voted in favor of the amendments.

FOURTH:  The Corporation effectuated a 1 for 50 reverse stock split effective as of September 26, 1994, as to the 17,352,700 shares of common stock outstanding as of September 23, 1994, decreasing said shares from 17,352,700 to 347,054.  This reverse split shall have no effect on the number of authorized shares of common stock which shall remain at 50,000,000 shares with a par value of $.001 per share.

IN WITNESS WHEREOF, said Quatech, Inc., has caused this certificate to be signed by Stuart Kolton, its President, and Allan B. Freedman, its Secretary, this 19th day of September, 1994.

By:	/s/ Stuart Kolton
Stuart Kolton, President

By:	/s/ Allan B. Freedman
Allan B. Freedman, Secretary

CERTIFICATE FOR RENEWAL AND REVIVAL OF CHARTER

QUATECH, INC., a corporation organized under the laws of Delaware, the certificate of incorporation of which was filed in the office of the Secretary of State on the 25th day of June, 1985, the charter of which was voided for no registered agent now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1.                                       The name of the corporation is QUATECH, INC.

2.                                       Its registered office in the State of Delaware is located at 11th Floor, Rodney Square North, 11th and Market Streets, Wilmington, New Castle County, Delaware 19801 and the name and address of its registered agent is: CORPORATION GUARANTEE AND TRUST COMPANY, 11th Floor, Rodney Square North, 11th and Market Streets, Wilmington, New Castle County, Delaware 19801.

3.                                       The date when the restoration, renewal and revival of the charter of this company is to commence is the 9th day of September, 1988, same being prior to the date of the expiration of the charter.  This renewal and revival of the charter of this corporation is to be perpetual.

4.                                       This corporation was duly organized and carried on the business authorized by its charter until the 10th day of September A.D. 1988, at which time its charter became inoperative and void for no registered agent and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the Laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for renewal, extension and restoration of charters, Jerome Shupak, the last and acting President and Jerome Shupak, the last and acting Secretary of QUATECH, INC. have hereunto set their hands to this certificate this 13 day of March 13, 1990.

/s/ Jerome Shupak
Last and Acting President

/s/ Jerome Shupak
Last and Acting Secretary

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 09:00 AM 03/26/1990

900855115 - 2055093

CERTIFICATE OF INCORPORATION

OF

QUATECH, INC.

FIRST.  The name of this corporation shall be:

QUATECH, INC.

SECOND.  Its registered office in the State of Delaware is to be located at 4305 Lancaster Pike, in the City of Wilmington, County of New Castle 19805, and its registered agent at such address is CORPORATION SERVICE COMPANY.

THIRD.  The purpose or purposes of the corporation shall be:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH.  The total number of shares of stock which this corporation is authorized to issue is: Fifty Million (50,000,000) shares of the par value of One Cent ($.01) each, amounting to Five Hundred Thousand Dollars ($500,000.00).

FIFTH.  The name and mailing address of the incorporator is as follows:

JANE S. KRAYER

Corporation Service Company

4305 Lancaster Pike

Wilmington, Delaware 19805

SIXTH.  The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

IN WITNESS WHEREOF, The undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this twenty-fifth day of June, A.D. 1985.

/s/ Jane S. Krayer
Jane S. Krayer
Incorporator